EXHIBIT 10(j)


                 DIRECTOR STOCK OPTION AGREEMENT
                           pursuant to
                    THE BOMBAY COMPANY, INC.
             2001 NON-EMPLOYEE DIRECTOR EQUITY PLAN

     This Option Agreement (The "Agreement") is made this _____ day of ________, 2002, between THE BOMBAY COMPANY, INC., a
Delaware Corporation (the "Company"), and ________________, a director of the Company (the "Director").

     WHEREAS, the Company desires to carry out the purposes of The Bombay Company, Inc. 2001 Non-Employee Director Equity Plan
(the "Plan") by affording Director the opportunity to purchase shares of the Company's $1.00 par value common stock.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Director the right and option (the "Option") to purchase an aggregate of 8,000 shares of the Company's $1.00 par value common stock (the "Shares"), such Shares being subject to adjustment as provided in paragraph 8 hereof, and on the terms and conditions herein set forth. The 8,000 Shares are granted as a nonqualified option not entitled to special tax treatment under Internal Revenue Code
Section 422A.

     2. Purchase Price. The purchase price of the Shares covered by the Option shall be $_________ per Share, such purchase price being 100% of the fair market value of such Shares on _____________, 2002 (the "Date of Grant").

     3. Exercise of Option. Unless expired as provided in paragraph 5 below, and subject to the special provisions of paragraph 6 below, the Option may be exercised from time to time in whole or in part at any time after the completion of six (6) months following the Date of Grant.

     4.   Manner of Exercise; Payment of Purchase Price.

          A. Subject to the terms and conditions of this Agreement, the Option shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Option and shall specify the number of Shares sought to be exercised pursuant to the notice. Such notice of exercise shall be signed by Director and shall be irrevocable when given.

          B. The Notice of exercise shall be accompanied by the full payment, in cash, of the purchase price for the Shares or by tendering Shares owned by Director to the Company with a fair market value equal to the purchase price for the Shares or by a combination of such methods of payment.

          C. Upon receipt of the purchase price, and subject to the terms of paragraph 11, the certificate or certificates representing the Shares exercised shall be registered in the name of the person or persons so exercising the Option. If the Option shall be exercised by Director and, if Director shall so request in the notice exercising the Option, the Shares shall be registered in the name of Director and another person, as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised pursuant to paragraph 7 hereof, by any person or persons other than Director, such notice shall be accompanied by appropriate proof satisfactory to the Company of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided therein shall be fully paid and non-assessable.

     5. Expiration of Option. A departing Director shall have twelve (12) months to exercise vested options for each full three year term and any partial term served on the Board, to a maximum exercise period of thirty-six (36) months. In no event, however, shall the period to exercise this option extend beyond the date, which is ten (10) years after the Date of Grant. Except as provided in paragraph 6 below, only those portions of this option exercisable as of the date Director ceases to serve as a Director of the Company may be exercised, whether such termination is by retirement or otherwise. Any option not exercised within the permitted exercise period shall expire and become null and void.

     6. Acceleration of Exercisable Dates. Notwithstanding the provisions of paragraph 3 above relating to the exercise of this
Option: (a) upon Director's death or Disability this Option shall be fully vested and immediately exercisable, until the expiration date provided in paragraph 5 above, for the entire number of Shares covered hereby; (b) upon Director's retirement, or other termination or service, this Option shall be fully vested and immediately exercisable, until the expiration date provided in paragraph 5 above, for the entire number of Shares covered hereby provided Director has completed at least five (5) years service on the Board; and (c) upon any Change in Control of the Company (as defined in the Plan) this Option shall be fully vested and immediately exercisable for a period of the lesser of thirty-six (36) months following the date of the Change of Control or the remaining life of the option (which shall not exceed 10 years from the Date of Grant), for the entire number of Shares covered hereby.

     7. Option Nontransferable. Unless otherwise approved by The Board of Directors of The Company, the Option and any right related thereto shall not be transferable by Director otherwise than by will or by the laws of descent and distribution and may be exercised, during Director's lifetime, only by Director. Upon the death of Director, the Option may be exercised by Director's executor, administrator, legatee or distributee, as the case may be, in accordance with paragraphs 4.C and 6.

     8. Adjustments of Shares Subject to Option. If the Shares shall at any time prior to exercise be changed or exchanged by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of Shares or a dividend payable in stock, then the aggregate number of Shares subject to this Agreement and the purchase price of such Shares shall be automatically adjusted such that Director's proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Administrative Committee shall be final, binding and conclusive.

     9. No Right to Continue as a Director. This Agreement does not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain
Director for any period of time or at any particular rate of compensation.

     10. Rights as Shareholder. This Option shall not entitle Director or any permitted transferee to any rights of a shareholder of the Company or to any notice of proceedings of the Company with respect to any Shares issuable upon exercise of this Option unless and until the Option has been exercised for such Shares.

     11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and the completion of any registration or other qualification of such Shares under any state of federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if shares reserved for issuance upon exercise of Options shall not then be registered under the Securities Act of 1933 the Company may, upon Director's exercise of the Option, require Director or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the transfer agent.

     12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

     13. Governing Instrument and Law. This Option and any shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

                              THE BOMBAY COMPANY, INC.


                              By: _______________________________
                              Carmie Mehrlander
                              President & Chief Executive Officer

Accepted and Agreed:

___________________________
[INSERT DIRECTOR'S NAME HERE]